EXHIBIT 99.1



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   W. R. Berkley Corporation                      NEWS
   475 Steamboat Road                             RELEASE
   Greenwich, Connecticut 06830
   (203) 629-3000
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  FOR IMMEDIATE RELEASE                        CONTACT:
                                               Eugene G. Ballard
                                               Chief Financial Officer
                                               203-629-3000



                 W. R. BERKLEY CORPORATION REPORTS 96% INCREASE
             IN SECOND QUARTER NET OPERATING INCOME TO $67.6 MILLION


     Greenwich, CT, July 23, 2003 -- W. R. Berkley Corporation (NYSE: BER) today reported second quarter net income of $95.8 million, or $1.65 per share, up from $27.4 million, or 52 cents per share, a year ago. Net operating income for the second quarter of 2003 was $67.6 million, or $1.16 per share, compared with $34.5 million, or 66 cents per share, for the second quarter of 2002. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments, foreign currencies and discontinued business.


                             Summary Financial Data
                  (Amounts in thousands, except per share data)


                                            Second Quarter               Six Months
                                            --------------               ----------
                                           2003        2002         2003         2002
                                           ----        ----         ----         ----


Gross premiums written                    $1,007,495   $ 729,003   $2,073,968   $1,505,211
Net premiums written                         875,457     601,095    1,767,516    1,235,088

Net income                                    95,840      27,374      167,543       61,770
Net income per share (diluted)                  1.65        0.52         2.90         1.18

Net operating income                          67,553      34,467      130,389       65,672
Net operating income per share (diluted)      $ 1.16      $ 0.66       $ 2.26       $ 1.26



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W.R. Berkely Corporation                                                  Page 2



Second quarter highlights include:

o Net operating return on equity was 20.2% annualized, or 5.1% for the quarter

o Net premiums written were $875.5 million, an increase of 46% from the second quarter of 2002

o GAAP combined ratio improved by 5.0 percentage points to 91.6% from 96.6% in the prior year period

o Cash flow from operations increased 121% to $320.6 million compared with $145.3 million in the year-earlier period

o    The paid loss ratio decreased to 37.0% from 56.5% in the prior year quarter

o Realized investment gains were $43.7 million compared with realized losses of $8.4 million in the second quarter of 2002


     Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We are very pleased with our second quarter results. The net operating return on equity exceeded 20% on an annualized basis. Net premiums written grew 46% over last year's second quarter due to price increases, which averaged over 25% on renewed business, and to growth in policy counts.

     "We continue to have the ability to raise prices. Given the low inflation environment, even modest price increases can significantly increase our return on equity. We do not foresee a return to the intense price competition of the late 1990's any time soon, given the current low interest rate environment and the challenges faced by many companies in the industry.

     "We have continued to shorten the duration of our investment portfolio and have accumulated more than a billion dollars of cash. As a consequence of this strategy, our investment income has been adversely impacted in the short run. We believe that our willingness to forgo the slightly higher yields available by extending the duration of our portfolio will be rewarded by better investment opportunities in the future.

W.R. Berkely Corporation                                                  Page 3



     "We have strengthened our capital position and are taking advantage of opportunities to expand our business with a continued focus on casualty lines. We remain confident in our prospects and expect that quarterly results will continue to improve," Mr. Berkley concluded.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2003 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the ultimate results of the various pending legal and arbitration proceedings, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results and potential impairment of invested assets, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, our exposure for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2003 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


                                      # # #


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W.R. Berkely Corporation                                                  Page 4


                         Consolidated Financial Summary
                 (Amounts in thousands, except per share data)


                                        Second Quarter          Six Months
                                        --------------          ----------
                                       2003       2002       2003        2002
                                       ----       ----       ----        ----
Revenues:
 Net premiums written              $   875,457  $ 601,095 $1,767,516 $1,235,088
 Change in unearned premiums           (68,989)   (88,407)  (260,922)  (243,934)
                                   -----------   -------- ---------- ----------
   Premiums earned                     806,468    512,688  1,506,594    991,154
 Net investment income                  50,421     44,564    102,181     88,716
 Service fees                           25,910     20,924     51,379     41,117
 Realized investment gains (losses)     43,673     (8,383)    58,277     (3,424)
 Foreign currency gains (losses)            44        (66)    (1,194)       (62)
 Other income                              441        208      1,133        320
                                   -----------   -------- ---------- ----------
   Total revenues                      926,957    569,935  1,718,370  1,117,821
                                   -----------   -------- ---------- ----------
Expenses:
  Losses and loss expenses             514,157    336,515    958,043    647,116
  Other operating expenses             258,160    184,883    489,013    360,326
  Interest expense                      13,273     11,330     25,368     22,465
                                   -----------   -------- ---------- ----------
     Total expenses                    785,590    532,728  1,472,424  1,029,907
                                   -----------   -------- ---------- ----------

    Income before income taxes
     and minority interest             141,367     37,207    245,946     87,914

Income tax expense                     (44,230)   (15,563)   (77,216)   (31,785)
Minority interest                       (1,297)     5,730     (1,187)     5,641
                                   -----------   -------- ---------- ----------

  Net income                        $   95,840  $  27,374 $  167,543 $   61,770
                                   -----------   -------- ---------- ----------
                                   -----------   -------- ---------- ----------

Net income per share:
    Basic                            $    1.73     $ 0.55    $ 3.03  $     1.23
    Diluted                          $    1.65     $ 0.52    $ 2.90  $     1.18

Average shares outstanding:
    Basic                               55,343     50,125    55,296      50,020
    Diluted                             58,035     52,399    57,774      52,304

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W.R. Berkely Corporation                                                  Page 5



                          Operating Results by Segment
                   (Amounts in thousands, except ratios (1))

                                    Second Quarter          Six Months
                                    --------------          ----------
                                   2003     2002        2003         2002
                                   ----     ----        ----         ----
Specialty Insurance (2):
  Gross premiums written         $ 348,936 $  252,995  $ 670,242   $  470,931
  Net premiums written            321,083     219,764    607,784      412,193
  Premiums earned                 271,333     174,053    512,960      324,475
  Pre-tax income                   54,756      35,496    103,297       55,875
  Loss ratio                        61.5%        58.9%      61.6%        62.3%
  Expense ratio                     24.1%        27.8%      24.5%        28.0%
  GAAP combined ratio               85.6%        86.7%      86.1%        90.3%

Alternative Markets:
  Gross premiums written         $ 101,496 $   47,867  $ 271,677   $  146,040
  Net premiums written             90,723      42,057    227,905      126,637
  Premiums earned                 106,282      51,487    189,256       96,824
  Pre-tax income                   22,415      13,749     44,364       27,981
  Loss ratio                        68.1%        68.1%      67.7%        67.5%
  Expense ratio                     24.5%        30.0%      24.5%        29.4%
  GAAP combined ratio               92.6%        98.1%      92.2%        96.9%

Reinsurance (2):
  Gross premiums written         $ 243,362 $  175,789  $ 505,754   $  342,732
  Net premiums written            207,077     135,410    421,876      264,699
  Premiums earned                 196,632      82,259    359,109      146,838
  Pre-tax income                   10,460       2,635     20,129       10,826
  Loss ratio                        71.3%        74.9%      71.6%        72.5%
  Expense ratio                     29.8%        34.0%      30.1%        33.4%
  GAAP combined ratio              101.1%       108.9%     101.7%       105.9%

Regional Insurance:
  Gross premiums written         $ 293,971 $  236,686  $ 589,829   $  475,005
  Net premiums written            238,225     192,655    475,979      376,358
  Premiums earned                 214,089     172,062    412,294      328,643
  Pre-tax income                   34,071      18,565     66,266       41,000
  Loss ratio                        58.2%        64.3%      58.1%        62.5%
  Expense ratio                     31.0%        31.4%      31.2%        31.5%
  GAAP combined ratio               89.2%        95.7%      89.3%        94.0%

International:
  Gross premiums written         $ 19,730  $ 13,973    $  36,466   $   60,191
  Net premiums written             18,349     11,706      33,972       52,256
  Premiums earned                  18,132     20,206      32,975       59,390
  Pre-tax income (loss)             1,767       (800)      3,002         (534)
  Loss ratio                        55.1%      56.0%        52.4%        58.7%
  Expense ratio                     42.1%      49.5%        43.6%        44.4%
  GAAP combined ratio               97.2%     105.5%        96.0%       103.1%


                                                                     (Continued)


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W.R. Berkely Corporation                                                  Page 6


                    Operating Results by Segment (continued)
                   (Amounts in thousands, except ratios (1))

                               Second Quarter       Six Months
                                  2003       2002      2003        2002
Total Continuing Segments:
  Gross premiums written          $1,007,495 $ 727,310  $ 2,073,968 $ 1,494,899
  Net premiums written               875,457   601,592    1,767,516   1,232,143
  Premiums earned                    806,468   500,067    1,506,594     956,170
  Pre-tax income                     123,469    69,645      237,058     135,148
  Loss ratio                            63.8%     64.2%        63.6%       64.2%
  Expense ratio                         27.8%     31.1%        28.1%       31.2%
  GAAP combined ratio                   91.6%     95.3%        91.7%       95.4%

Discontinued Business:
  Gross premiums written          $        - $   1,693  $         -  $   10,312
  Net premiums written                     -      (497)           -       2,945
  Premiums earned                          -    12,621            -      34,984
  Pre-tax loss                             -    (4,600)           -      (4,654)

Corporate & Eliminations:
  Realized investment and foreign
   currency gains (losses)        $   43,717 $  (8,449) $   $57,083  $   (3,486)
  Interest and other, net            (25,819)  (19,389)     (48,195)    (39,094)
  Pre-tax income (loss)               17,898   (27,838)       8,888     (42,580)

Consolidated:
  Gross premiums written          $1,007,495 $ 729,003  $ 2,073,968  $1,505,211
  Net premiums written               875,457   601,095    1,767,516   1,235,088
  Premiums earned                    806,468   512,688    1,506,594     991,154
  Pre-tax income                     141,367    37,207      245,946      87,914
  Loss ratio                            63.8%     65.6%        63.6%       65.3%
  Expense ratio                         27.8%     31.0%        28.1%       31.1%
  GAAP combined ratio                   91.6%     96.6%        91.7%       96.4%

(1) Underwriting ratios represent losses, loss expenses and underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses.

(2) Segment operating results for the prior periods have been restated to reflect two changes in the accounting presentation. First, operating results for Vela Insurance Services, Inc., an excess and surplus lines underwriting manager, were transferred from the reinsurance segment to the specialty segment as a result of a change in management responsibility for this business. Second, in the fourth quarter of 2002, the Company modified the presentation of reinsurance assumed from Lloyd's syndicates to reflect the Company's share of the reinsurance and brokerage costs paid by the syndicates. Previously, these amounts were netted against assumed premiums.


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W.R. Berkely Corporation                                                  Page 7


                            Supplemental Information
                  (Amounts in thousands, except per share data)

                                Second Quarter       Six Months
                                   2003       2002     2003       2002

Components of net income:
Underwriting income (1)                $ 68,133  $ 17,431  $ 125,211   $ 36,072
Insurance services                        4,999     3,534     10,651      6,984
Net investment income                    50,421    44,564    102,181     88,716
Interest and other expenses             (25,903)  (19,873)   (49,180)   (40,372)
Realized investment and
  foreign currency gains (losses)        43,717    (8,449)    57,083     (3,486)
Income taxes and minority interest      (45,527)   (9,833)   (78,403)   (26,144)
                                       --------- --------- ---------   --------
    Net income                         $ 95,840  $ 27,374  $ 167,543   $ 61,770
                                       --------- --------- ---------   --------
                                       --------- --------- ---------   --------

Reconciliation of net income
 to net operating income:
Net income                               95,840    27,374    167,543     61,770
Realized investment and foreign
  currency gains (losses), after tax    (28,287)    4,103    (37,154)       877
Discontinued business, after tax              -     2,990          -      3,025
                                       --------- --------- ---------   --------
    Net operating income (2)           $  67,553 $  34,467 $ 130,389   $ 65,672
                                       --------- --------- ---------   --------
                                       --------- --------- ---------   --------
Net operating return on equity (2)          20.2%     14.8%     19.5%      14.1%

Cash flow from operations before
  change in trading account             $320,588 $ 145,304 $ 596,419   $239,454



                                     June 30, 2003      December 31, 2002
                                     -------------      -----------------
  Selected balance sheet
  information:
  Total investments (3)                 $5,469,611          $4,663,100
  Total assets                           8,304,257           7,031,323
  Reserves for losses and loss           3,633,849
  expenses                                                   3,167,929
  Long-term debt                           499,377             362,985
  Trust preferred securities               193,316             198,251
  Stockholders' equity (4)               1,525,246           1,335,199
  Shares outstanding                        55,405              55,223
  Stockholders' equity per share             27.53               24.18


(1) For the second quarter of 2003 catastrophe losses were $21 million pre-tax, or 24 cents per share after-tax, compared with $21 million pre-tax, or 26 cents per share after-tax, in the year earlier period. For the first six months of 2003, catastrophe losses were $28 million pre-tax, or 32 cents per share after-tax, compared with $27 million pre-tax, or 35 cents per share after-tax, in the year earlier period.

(2) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments, foreign currencies and discontinued business. Management believes that excluding investment and foreign currency gains, which result primarily from changes in general economic conditions, and excluding results of businesses that have been discontinued provides a useful indicator of trends in the Company's underlying and on-going operations. Net operating return on equity represents net operating income expressed as a percentage of beginning of year stockholders' equity, adjusted for stock transactions.

(3) Investments include trading account receivable from brokers and clearing organizations and trading securities sold but not yet purchased.

(4) Stockholders' equity includes after-tax unrealized gains from investments and foreign exchange of $132 million and $105 million as of June 30, 2003 and December 31, 2002, respectively.